Exhibit 5.1

April 26, 2017

Digiliti Money Group, Inc.

18671 Lake Drive East

dellFive Business Park G

Minneapolis, MN 55317

Re:      Registration Statement on Form S-3 (File No. 333-217157)

Ladies and Gentlemen:

We have acted as counsel to Digiliti Money Group, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders from time to time of up to 8,055,490 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) of which 5,515,236 (the “Outstanding Shares”) were previously issued and 2,540,254 (the “Warrant Shares”) are issuable upon the exercise of warrants (the “Warrants”). The Warrants were issued pursuant to securities purchase agreements dated June 2015 through January 2017.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

1.	The Outstanding Shares have been validly issued and are fully paid and non-assessable.

2.	The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Validity of Securities” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP